UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

Permex Petroleum Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41558	98-1384682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 North Loop West, Suite 500 Houston Texas	77092
(Address of principal executive offices)	(Zip Code)

(713) 730-7797-8981

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

1.          On September 3, 2025, Permex Petroleum Corporation entered into that certain intercreditor agreement (the “Intercreditor Agreement”) with Jeffrey E. Eberwein, in his capacity as Collateral Agent (the “First Collateral Agent”) for the holders of the 10% Senior Secured Convertible Debentures (the “2024 Debentures”) issued in November 2024 (the “2024 Debentureholders”) under which the 2024 Debentureholders made certain to loans the Company (“the 2024 Loans”) and Kent Lindemuth in his capacity as Collateral Agent (the Second Collateral Agent,” together with the First Collateral Agent, the “Collateral Agents”) for the holders of the 10% Senior Secured Convertible Debentures (the “2025 Debentures) issued in July 2025 (the “2025 Debentureholder”) under which the 2025 Debentureholder made certain loans to the Company (the “2025 Loans,” together with the 2024 Loans, the “Loans”).

The purpose of the Intercreditor Agreement was to set for the understanding and agreement between the 2024 Debentureholders and the 2025 Debentureholders that the Liens granted to each of the Collateral Agents under the Loan Documents and any claims of the Collateral Agents relating thereto shall be treated, as among the Collateral Agents, as having equal priority and shall at all times be shared by the Collateral Agents as provided herein regardless of any claim or defense (including any claims under the fraudulent transfer, preference or similar avoidance provisions of applicable bankruptcy, insolvency or other applicable laws affecting the rights of creditors generally) to which any Collateral Agent may be entitled or subject. The Intercreditor Agreement also sets forth certain understandings with respect to the Liens and the Collateral granted to the Collateral Agents.

2.          On September 3, 2025, the Company entered into that certain. Omnibus First Amendment and Waiver to 2024 Debentures (the “2024 First Amendment”) with the 2024 Debentureholders to amend such debentures to provide that the liens granted under the 2025 Debentures to the 2025 Debentureholders as a “Permitted Lien” thereunder. The 2024 Debentureholders also waived the Event of Default due to the breach by the Company arising under Section 6.1(1)(d) of each of the 2024 Debentures that occurred on July 11, 2025 from the failure of the Borrower to comply with Section 2.5 of such 2024 Debenture and Section 5(d) of the Security Agreement entered into in connection with such 2024 Debentures.

The foregoing descriptions of terms and conditions of the Intercreditor Agreement and the 2024 First Amendment do not purport to be complete and are qualified in their entirety by the full text of the form of the Intercreditor Agreement and the 2024 First Amendment which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01 Other Events.

On September 8, 2025, the Company issued a press release announcing its entry into memorandum of understanding with Chisos Ltd. to potentially fund up to $25 million to develop core Permian Basin Assets. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Intercreditor Agreement dated September 3, 2025
10.2	Omnibus First Amendment and Waiver to 2024 Debentures dated September 3, 2025
99.1	Press Release dated September 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

September 9, 2025	By:	/s/ Bradley Taillon
Bradley Taillon
Chief Executive Officer

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